Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-1 of Community First, Inc. (the “Registration Statement”) of our report dated March 9, 2016 relating to our audit of the consolidated financial statements, which appear in the Annual Report on Form 10-K of Community First, Inc. for the year ended December 31, 2015.

We also consent to the reference to our firm under the caption “Experts” in the prospectus that forms a part of the Registration Statement.

Memphis, Tennessee

April 27, 2016